Exhibit 10.3



                             ACQUISITION AGREEMENT




Acquisition Agreement made this day of October 8, 2003 by and between Life Energy & Technology Holdings, Inc., a Delaware corporation with offices at 7637 Leesburg Pike, Suite #200 Falls Church, Virginia 22043 ("LETH") and Green Energy Management, LLC, a Delaware corporation with offices at 309 Opal, Unit 5-A , New Orleans, Louisiana 70124 ("GEM").

WHEREAS LETH wishes to acquire of 4100 shares of the common stock of GEM from GEM on the terms and conditions set out below; and

WHEREAS GEM wishes to sell to LETH 4100 shares of its common stock on the terms and conditions set out below;

NOW, THEREFORE, in consideration of the mutual premises and promises contained herein and for one dollar paid in hand from each party hereto to the other, the parties agree as follows.

1. LETH herewith and herby purchases from GEM 4100 shares of GEM's common stock, $001 par value, representing 41% of GEM's common stock outstanding after such issuance of 4100 shares of common stock to LETH (the "GEM Stock") and GEM herewith and hereby sells to LETH sells to LETH the GEM Stock for the purchase price set out in paragraph 2 of this Subscription Agreement.

2. LETH agrees to pay to GEM as the full purchase price for the GEM stock one million dollars ($1,000,000.00) and two hundred thousand (200,000) shares of LETH's restricted common stock, par value $0.01 per share and GEM agrees to accept such amounts of monies and preferred as full payment for the GEM Stock.

3. LETH has agreed to arrange as part of the acquisition to fund GEM on the placement of Biosphere Systems in the United States, based on tipping fees and electrical sales.

4. GEM has agreed and has arranged for permitting, site location, feedstock, tipping fees and electrical sales for the biosphere systems.

5. LETH has agreed that GEM will be the operator of Biosphere Systems in the United States under terms and conditions set by LETH and approved by GEM.

6. The closing on the purchase and sale of the GEM stock as described in paragraph 1 and 2 of this Acquisition Agreement shall take place on or before November 15, 2003 at the offices of LETH located at 7637 Leesburg Pike Suite #200, Falls Church, Va 22043, unless rescheduled by the mutual consent of the parties hereto.

7. LETH represents and warrants that it has had the opportunity to ask such questions of GEM as LETH in its sole and absolute discretion has determined to be pertinent and has received satisfactory answers from GEM. LETH further represents and warrants that the purchase and sale contemplated by this agreement has been approved by LETH's Board of Directors and the signatory hereto has been authorized to so sign.

8. GEM represents and warrants that it is a Delaware corporation and in good standing in Delaware, that it has the power and authority to enter into this agreement and that the signatory hereto has been authorized to so sign.


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9.   LETH and GEM  acknowledge  that the GEM Stock  have not been and may not be registered under the United States Securities Act of 1933, as amended (the "ACT") or the securities law of any State in the United States. The GEM Stock was issued pursuant to this agreement in reliance from an exemption from registration under the Act as provided by Section 4(2) afforded in the Act. The GEM Stock will be so called "restricted securities" and may not be traded in the United States public markets unless registered pursuant the federal securities laws or pursuant to an exemption there from.

10. LETH and GEM agree that the GEM stock represents 41% of GEM's issued and outstanding common stock and that: a) GEM shall not create any other class of security other than its common stock without the prior written consent of LETH and b) GEM will not cause to be issued any additional shares of its common stock which issuance would diminish LETH's percentage ownership of GEM's Stock without the prior written consent of LETH.

11. GEM agrees that LETH will have the right to acquire an additional 10% of GEM in the next 36 months at fair market value.

12. GEM agrees that if GEM decided to sell its remaining 49% LETH will have a first right of refusal of the purchase of these shares at fair market value to be determined by using standard accounting procedures.

13. The terms and conditions as set forth herein may not be changed other than in writing by the parties hereto.

14. This Subscription Agreement may be signed in more than one counterpart, each of such counterparts being deemed to be the original.

15. This agreement shall be construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties have set their hands and seal on the day, month and year first above written.


     LIFE ENERGY & TECHNOLOGY HOLDINGS, INC.

     By: /s/ Dr. Christopher McCormack
        --------------------------------------



     GREEN ENERGY MANAGEMENT, LLC

     By: /s/Phil Nugent
        --------------------------------------